     As filed with the Securities and Exchange Commission on April 30, 2002
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                          FOUNDERS FOOD & FIRKINS LTD.
             (Exact Name of Registrant as Specified in Its Charter)

            MINNESOTA                                   41-1883639
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)


                              5831 CEDAR LAKE ROAD
                         ST. LOUIS PARK, MINNESOTA 55416
          (Address, including Zip Code, of Principal Executive Offices)
                                 --------------

          FOUNDERS FOOD & FIRKINS LTD. 1997 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)
                                 --------------

            STEVEN J. WAGENHEIM                        COPIES TO:
   PRESIDENT AND CHIEF EXECUTIVE OFFICER          AVRON L. GORDON, ESQ.
       FOUNDERS FOOD & FIRKINS LTD.              BRETT D. ANDERSON, ESQ.
           5831 CEDAR LAKE ROAD                  BRIGGS AND MORGAN, P.A.
      ST. LOUIS PARK, MINNESOTA 55416                2400 IDS CENTER
              (952) 525-2070                     80 SOUTH EIGHTH STREET
    (Name, address, including zip code,       MINNEAPOLIS, MINNESOTA 55402
     and telephone number, including             (612) 334-8400 (PHONE)
     area code, of Agent for Service)             (612) 334-8650 (FAX)

                         CALCULATION OF REGISTRATION FEE

=============================================== =============== ================= ================== =================
                                                                    PROPOSED          PROPOSED            AMOUNT
                                                  AMOUNT TO         MAXIMUM            MAXIMUM              OF
TITLE OF EACH CLASS OF SECURITIES                    BE         OFFERING PRICE        AGGREGATE        REGISTRATION
TOBE REGISTERED                                  REGISTERED (1)   PER SHARE (2)     OFFERING PRICE          FEE
=============================================== =============== ================= ================== =================
FOUNDERS FOOD & FIRKINS LTD.
1997 DIRECTOR STOCK OPTION PLAN
  Options to purchase common stock............     110,000            N/A                N/A               N/A
  Common stock (par value $0.01 per share)....     110,000           $1.81            $199,100            $18.32
=============================================== =============== ================= ================== =================

(1) This registration statement also covers any additional shares of common stock which become issuable under the Founders Food & Firkins Ltd. 1997 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act and based upon the average of the high and low sale prices for such stock on April 24, 2002, as reported by the Nasdaq SmallCap Market.

================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement is being filed by Founders Food & Firkins Ltd. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 110,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), which will be issued pursuant to the Company's 1997 Director Stock Option Plan (the "Plan"). A total of 250,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the SEC on June 30, 2000 (File No. 333-40552), and the information contained therein is hereby incorporated by reference.

                                     PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

      o Annual Report on Form 10-KSB for the fiscal year ended December 30, 2001;

      o Description of our units, common stock and Class A Warrants contained in our Registration Statement on Form 8-A/A (File No. 0-29643) filed on March 19, 2001; and

      o     Definitive Schedule 14A (Proxy Statement) filed on October 5, 2001.

ITEM 8.     EXHIBITS.

      See "Exhibit Index."

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on the 30th day of April, 2002.

                                       FOUNDERS FOOD & FIRKINS LTD.


                                       By /s/ Steven J. Wagenheim
                                         -------------------------------------
                                           Steven J. Wagenheim
                                           President and Chief Executive
                                           Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Wagenheim and Mitchel I. Wachman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                       Title                     Date

/s/ Steven J. Wagenheim     President, Chief Executive        April 30, 2002
-------------------------   Officer and Director
    Steven J. Wagenheim     (Principal Executive Officer)


/s/ Mitchel I. Wachman      Chief Financial Officer,          April 30, 2002
-------------------------   Secretary and Director
    Mitchel I. Wachman      (Principal Accounting Officer
                            and Principal Financial
                            Officer)


/s/ William E. Burdick      Chairman of the Board,            April 30, 2002
-------------------------   Brewmaster and Director
    William E. Burdick

/s/ Arthur E. Pew III       Director                          April 30, 2002
-------------------------
     Arthur E. Pew III

/s/ James G. Gilbertson     Director                          April 30, 2002
-------------------------
    James G. Gilbertson

/s/ Bruce H. Senske         Director                          April 30, 2002
-------------------------
      Bruce H. Senske

                                  EXHIBIT INDEX


Exhibit
Number      Description
-----       -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-93459) filed December 22, 1999).

4.2         Bylaws (incorporated by reference to our Registration
            Statement on Form SB-2 (File No. 333-93459) filed December 22,
            1999).

4.3 Specimen common stock certificate (incorporated by reference to our Registration Statement on Form SB-2/A (File No. 333-93459) filed February 22, 2000).

4.4 Form of Warrant Agreement (including specimen Class A Warrant certificate) (incorporated by reference to our Registration Statement on Form SB-2/A (File No. 333-93459) filed May 15, 2000).

4.5 Specimen unit certificate (incorporated by reference to our Registration Statement on Form SB-2/A (File No. 333-93459) filed May 15, 2000).

5           Opinion of Briggs and Morgan, Professional Association.

23.1 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5).

23.2        Consent of Independent Certified Public Accountant.

24          Powers of Attorney (included on Signature Page).


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